                                                     For office use only   002
                          Mail to: Secretary of State
                             Corporations Section
                           1560 Broadway, Suite 200
                               Denver, CO 80202
                                (303) 894-2251
MUST BE TYPED                 Fax  (303) 894-2242
FILING FEE: $25.00
MUST SUBMIT TWO COPIES

                            ARTICLES OF AMENDMENT
Please include a typed              TO THE
self-addressed envelope    ARTICLES OF INCORPORATION


Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:  The name of the corporation is International Capital Funding, Inc.
                                      -----------------------------------

SECOND: The following amendment to the Articles of Incorporation was adopted on October 19, 1999, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

______ No shares have been issued or Directors Elected - Action by Incorporators

______ No shares have been issued but Directors Elected - Action by Directors

______ Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

 X        Such amendment was adopted by a vote of the shareholders.  The
------ number of shares voted for the amendment was sufficient for approval.


THIRD: If changing corporate name, the new name of the corporation is XML - Global Technologies, Inc.
-------------------------------


FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:


If these amendments are to have a delayed effective date, please list that date:
     --------------------------------------------------------------------
           (Not to exceed ninety (90) days from the date of filing)

                                        XML - GLOBAL TECHNOLOGIES, INC.
                                        formerly known as INTERNATIONAL
                                        CAPITAL FUNDING, INC.


                                        By:
                                           -------------------------------
Peter Shandro, President